SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 21, 2000

                            LANDMARK FINANCIAL CORP.
               (Exact Name of Registrant as Specified in Charter)

         Delaware                     0-22951                   16-1531343
--------------------------       -------------------        -----------------
(State or Other Jurisdiction    (Commission File No.)       (I.R.S. Employer
      of Incorporation)                                    Identification No.)


211 Erie Boulevard, Canjoharie, New York                         13317
------------------------------------------                      --------
(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code:           (518) 673-2012
                                                              --------------



                                 Not Applicable
           ------------------------------------------------------------
          (Former name or former address, if changed since last report)





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Item 5.           Other Events
                  ------------

     On February 21, 2000 Landmark Financial Corp. (the "Registrant") entered into an Agreement and Plan of Merger (the "Agreement') with Trustco Bank Corp. NY ("Trustee"). Under the terms of the Agreement, the Registrant will be merged into Trustco, all shares and of the Registrant will be cancelled, and Trustco will pay $21.00 per share in cash for each of the 154,508 outstanding shares of Peekskill's common stock. Each option to purchase the Registrant's common stock shall be converted into the right to receive in cash an amount equal to the difference (if a positive number) between $21.00 and the exercise price of the option.

     In connection with the execution of the Agreement, the Registrant and Trustco entered into a Stock Option Agreement, dated as of February 21, 2000, pursuant to which the Registrant granted Trustco an option to purchase, subject to certain terms and conditions contained therein, up to an aggregate of 19.9% of the outstanding shares of the Registrant's common stock. The option was granted as an inducement to the Registrant's willingness to enter into the Agreement. A copy of the Stock Option Agreement is attached hereto as Exhibit
2.2 and is incorporated herein by reference.

     Consummation of the merger is subject to approval by the Registrant's shareholders and the receipt of all required regulatory approvals. It is anticipated that the transaction will be completed by the end of the third quarter of the year 2000.

Item 7.      Financial Statements, Pro Forma Financial Information, and Exhibits
             -------------------------------------------------------------------

       The following Exhibits are filed as part of this report:

Exhibit No.  Description
-----------  -----------

2.1          Agreement and Plan of Merger

2.2          Stock Option Agreement





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   Landmark Financial Corp.



DATE: March 2, 2000                By: /S/ Gordon E. Coleman
                                       -------------------------
                                       Gordon E. Coleman
                                       President and Chief Executive Officer


































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                                  EXHIBIT INDEX

The following Exhibits are filed as part of this report:

Exhibit No.    Description
-----------    -----------

2.1            Agreement and Plan of Merger

2.2            Stock Option Agreement